American Water Star Inc. Announces Restructuring of Agreement
  With Laurus Master Funds, Inc.; Company In Full Compliance on Terms, Laurus Waives Conditions of Default

LAS VEGAS, NV - (BUSINESS WIRE) - August 10, 2005 - American Water Star Inc. (AMEX: AMW - News) is proud to announce in an SEC 8-K filing made today that it has reached an agreement with Laurus Master Funds, Inc. The Company is proud to announce it is in full compliance on its terms with Laurus, and is no longer in default on its debt covenants with Laurus.

Roger Mohlman, CEO of American Water Star commented "We are pleased to have completed this significant milestone in our turnaround at American Water Star. The co-operation from Laurus was unprecedented, and is clearly a reflection of their support of our business."

On a separate note, Mr. Mohlman added "We are also pleased to announce that the sales of our private label water, known as Desert Ice and Vegas Ice are continuing their unprecedented growth in the Las Vegas area market. Strong repeat orders are continuing to come in at unprecedented rates from key retailers such as CVS, Walgreens, Speedee Mart and others. Having been in the market for less than three months with these new brands, we are thrilled at the initial sales results."

About American Water Star Inc.

American Water Star Inc. ("AMW") is a publicly traded company and is engaged in the beverage bottling industry. Its product brands are licensed and developed in-house, and bottled in strategic locations throughout the United States. AMW's beverage products are sold by the truckload, principally to distributors, who sell to retail stores, corner grocery stores, convenience stores, schools and other outlets.

At AMW, we believe our great-tasting, new zero sugar, zero calorie flavored water beverages have positioned us to capture a large share of the market for healthy flavored waters. Our product line consists of four branded beverages: Geyser Sport; Geyser Fruit; Geyser Fruta; and Hawaiian Tropic. Geyser Sport is a sugar-free, calorie-free, carb-free fruit-flavored beverage fortified with vitamins and calcium, offered in eight different fruit flavors. Geyser Fruit is a non-carbonated water with a low sugar content, also offered in eight different flavors. Geyser Fruta is targeted to the Hispanic market and includes authentic Latin-flavored beverages. Our Hawaiian Tropic products feature sugar-free, no carbohydrate, caffeine-free, sodium-free tropical drinks offered in four flavors.

Forward-Looking Statements

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to, any benefits of the Laurus financing; our ability to repay the indebtedness; changes in economic conditions; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; our ability to capture market share; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services; our ability to avoid production output disruptions; our ability to achieve earnings goals; regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Contact:
Redwood Consultants, LLC
Jens Dalsgaard,  415-884-0348